SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

Filed by the Registrant [x]	Filed by a Party other than the Registrant [ ]
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[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(ii))

[ ] Definitive Proxy Statement

[x] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

USAA MUTUAL FUNDS TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[x]No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(iv) and 0-11.
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for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROXY LITE MESSAGE:

USAA FUNDS

PROXY LITE MESSAGE TO BE SENT CLOSE TO MEETING

"Hello, this is Brooks Englehardt,

The President of USAA Asset Management Company.

With only a few weeks left until our April 18th meeting deadline, I am reaching out to our fellow shareholders that have not yet voted on two important proposaks.

I apologize for the inconvenience but your vote will only take a moment and you can vote now by pressing 1 to be connected to a proxy specialist. Your vote is needed and valued regardless of the number of shares you own.

If this message was recorded on your voicemail please take a moment to call at your earliest convenience 844-858-7380, that's 844-858-7380 to vote your shares or use your proxy card and voting instructions you received in the mail. Shareholders who have accounts directly with USAA can also vote at usaa.com/proxy.

As a reminder the Board of Trusteees believe the proposals are in the best interest of the shareholders and recommended a vote FOR the proposals.

We appreciate support and thank you in advance for your vote."